Exhibit 16

                        Letter from Arthur Andersen LLP


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To the Securities and Exchange Commission:

We have read the contents of Item 4 changes in Registrant's Certifying Accountant on the Spelling Entertainment Group Inc. filing on Form 8-K dated November 11, 1994, and agree with the matters discussed to the extent they are related to us and to the auditing procedures performed by us.



                                                             ARTHUR ANDERSEN LLP

Los Angeles, California
November 11, 1994